UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

 CURRENT REPORT
 Pursuant to Section 13 or 15(d)
 of the Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported): August 16, 2024

BridgeBio Pharma, Inc.
 (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-38959 (Commission File Number)	84-1850815 (IRS Employer Identification No.)

3160 Porter Dr., Suite 250 Palo Alto, CA (Address of principal executive offices)	94304 (Zip Code)

(650) 391-9740
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	BBIO	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 1.01.	Entry into a Material Definitive Agreement.

On August 16, 2024, BridgeBio Pharma, Inc. (the “Company”), on the recommendation of a special committee of independent and disinterested directors of the Company, entered into a transaction agreement (the “Transaction Agreement”) providing for the formation and funding by certain third party investors (the “Investors”) of GondolaBio, LLC, a Delaware limited liability company (“GondolaBio”), as a joint venture for the purpose of researching, developing, manufacturing and commercializing pharmaceutical products, including those contributed to GondolaBio by the Company (the “Transaction”). The Investors providing financing to GondolaBio consist of an investor syndicate, including Viking Global Investors LP, Patient Square Capital, Sequoia Capital, Frazier Life Sciences, Cormorant Asset Management, Aisling Capital and an entity owned by Neil Kumar, the Company’s Chief Executive Officer.  The Transaction was consummated (the “Closing”) on the date of signing the Transaction Agreement.

Pursuant to the Transaction Agreement, the Company contributed to GondolaBio certain early-stage clinical and pre-clinical stage programs in the areas of Erythropoietic Protoporphyria, Alpha-1 Antitrypsin Deficiency, and Tuberous Sclerosis Complex. The Investors have committed $300 million of tranched financing to GondolaBio. The Company’s initial interest in GondolaBio will be approximately 45% and will be subject to reduction as additional tranches of capital contributions are funded.

Also on August 16, 2024, BridgeBio Pharma LLC, a wholly owned subsidiary of the Company, became a party to the Amended and Restated Limited Liability Company Agreement of GondolaBio (the “LLC Agreement”). The LLC Agreement sets forth, among other things, the economic and governance rights of the members of GondolaBio, including governance rights, economic preferences, privileges, restrictions and obligations of the members.

The foregoing agreements and the transactions were approved and recommended to the Board of Directors of the Company by a special committee of independent and disinterested directors of the Company, with the assistance of Goldman Sachs & Co. LLC as financial advisor to the special committee, Goodwin Procter LLP and Richards, Layton & Finger P.A. as legal advisors to the special committee, and Skadden, Arps, Slate, Meagher & Flom LLP as legal advisor to the Company.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Transaction Agreement and the LLC Agreement, copies of which are filed as Exhibit 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)          Exhibits.

Exhibit	Description
10.1
Transaction Agreement, dated as of August 16, 2024, by and among BridgeBio Pharma, Inc., Viking Global Opportunities Illiquid Investments Sub-Master LP, Viking Global Opportunities Drawdown (Aggregator) LP, Patient Square Bravo Aggregator, LP, SC US/E GROWTH FUND X MANAGEMENT, L.P., SC US/E Venture Fund XVIII Management, L.P., Frazier Life Sciences XI, L.P., Frazier Life Sciences Public Fund, L.P., Frazier Life Sciences Public Overage Fund, L.P., Cormorant Private Healthcare Fund IV, LP, Cormorant Private Healthcare Fund V, LP, Cormorant Global Healthcare Master Fund, LP, Aisling V Bridge Splitter LP, Kumar Haldea Revocable Trust and GondolaBio, LLC.*

10.2	Amended and Restated Limited Liability Company Agreement of GondolaBio, LLC, dated as of August 16, 2024*

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*Certain of the exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BridgeBio Pharma, Inc.

Date: August 20, 2024	By:	/s/ Brian C. Stephenson
Brian C. Stephenson, Ph.D., CFA
Chief Financial Officer